UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 8, 2017
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INSEEGO CORP.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	000-31659	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)
9605 Scranton Road, Suite 300
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Credit Agreement

On May 8, 2017, Inseego Corp., a Delaware corporation (the “Company”), and certain of its direct and indirect subsidiaries (the “Guarantors”) entered into a Credit Agreement (the “Credit Agreement”) with Lakestar Semi Inc., a private investment fund managed by Soros Fund Management LLC (the “Lender”). Pursuant to the Credit Agreement, the Lender provided the Company with a single term loan in the principal amount of $20.0 million (the “Loan”) with a maturity date of May 8, 2018 (the “Maturity Date”). The Credit Agreement requires that any proceeds from the pending sale of the Company’s mobile broadband business, which includes its MiFi branded hotspots and USB modem product lines, be used to repay the Loan. The Loan is secured by a first priority lien on substantially all of the assets of the Company, including its equity interests in certain of its direct and indirect subsidiaries, subject to certain exceptions and permitted liens. The Credit Agreement includes customary representations and warranties, as well as customary reporting and financial covenants. The Company also paid a $2.0 million commitment fee in conjunction with the closing of the Loan.
Interest on the Loan will be payable on the last business day of each calendar month and on the Maturity Date. The Loan will bear interest at a rate per annum equal to the London Interbank Offered Rate (“LIBOR”) for Dollar deposits with a term equivalent to the applicable three-month interest period, but in no event less than one percent (1.00%), plus ten percent (10.00%). If an event of default occurs, the Lender may convert the Loan into a “Base Rate Loan,” in which case, the Loan will bear interest at a fluctuating rate of interest per annum equal to the higher of (a) the Federal Funds Rate plus one-half of one percent (0.50%) and (b) the rate last quoted by The Wall Street Journal (or another national publication selected by the Lender) as the U.S. “Prime Rate”, but in no event less than two percent (2.00%), plus nine percent (9.00%).
If there is an event of default on or prior to the Maturity Date, the Loan will incur default interest at a rate per annum equal to five percent (5%) in excess of the interest rate otherwise applicable to such obligation. If there is an event of default after the Maturity Date, the Loan will incur default interest at a rate per annum equal to ten percent (10%) in excess of the interest rate otherwise applicable to such obligation. Upon the occurrence and during the continuation of an event of default, which includes, among other things, the failure of the Company or any Guarantor to pay when due and payable all or any portion of the obligations under the Credit Agreement, the Lender may declare such obligations immediately due and payable.
The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2017.
Security and Pledge Agreement
On May 8, 2017, the Company and the Guarantors entered into a Security and Pledge Agreement (the “Security Agreement”) with the Lender pursuant to which the Company and the Guarantors pledged certain of their assets, including the equity interests of certain of their direct and indirect subsidiaries, as collateral to secure the Loan.
The foregoing description of the Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Security Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2017.

Item 1.02.	Termination of a Material Agreement.
On May 8, 2017, upon entering into the Credit Agreement described above, the Company terminated that certain Credit and Security Agreement among the Company, Novatel Wireless, Inc., Enfora, Inc., Feeney Wireless, LLC, R.E.R. Enterprises, Inc., Feeney Wireless IC-DISC, Inc. and Wells Fargo Bank, National Association, dated as of October 31, 2014 (as amended, modified and supplemented from time to time, the “Prior Credit Agreement”). The Prior Credit Agreement provided for a $10.0 million secured revolving credit facility. The Company paid a $240,000 early termination fee in connection with the termination of the Prior Credit Agreement.

Item 2.02.	Results of Operations and Financial Condition.
The information in “Item 2.02 Results of Operations and Financial Condition” of this Current Report on Form 8-K and in Exhibit 99.2, attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may be incorporated by reference in a filing under the Exchange Act or the Securities Act of 1933, as amended, only if such subsequent filing specifically references such disclosure in this Form 8-K.
On May 10, 2017, Inseego Corp. issued a press release containing preliminary financial results for the first quarter ended March 31, 2017.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2017, the Company’s Chief Financial Officer, Michael Newman, notified the Company that he has decided to resign from his position effective May 15, 2017 due to family and personal reasons. He will serve in an advisory role to assist in the conclusion of the Company’s sale of its MiFi mobile broadband business and the transition to a new permanent Chief Financial Officer.
On May 9, 2017, the Company appointed Tom Allen, age 64, to serve as Chief Financial Officer, effective May 16, 2017, on an interim basis until the Company’s executive search is able to identify and hire a permanent Chief Financial Officer. The Company’s Board of Directors has not yet finalized the compensation and other terms of Mr. Allen’s employment following his appointment as the Company’s Chief Financial Officer.
Mr. Allen previously served as the interim Chief Financial Officer for the Company’s predecessor company, Novatel Wireless, Inc., from June 2014 to September 2014, when Mr. Allen transitioned the Chief Financial Officer role to Mr. Newman. Prior to joining the Company, Mr. Allen served as Executive Vice President and Chief Operating and Chief Financial Officer for Outdoor Channel Holdings, Inc. a publicly traded national cable television network and production services company from July 2010 through September 2013 when the company was acquired by Kroenke Sports and Entertainment. Since September 2013, Mr. Allen has served as an independent business consultant, providing services in the areas of finance, tax and accounting. Throughout his career, Mr. Allen has held executive positions at major broadcasting and entertainment firms, including Virgin Interactive Entertainment and Fox Broadcasting Company. He has also served on the board of directors of public and private companies. Mr. Allen attended the University of Southern California and is a certified public accountant.
There are no arrangements or understandings between Mr. Allen and any other persons pursuant to which he was selected as the Company’s Chief Financial Officer. There are also no family relationships between Mr. Allen and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.
On May 10, 2017, the Company issued a press release announcing that it had entered into the Credit Agreement and the Security Agreement and terminated the Prior Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Also on May 10, 2017, the Company issued a press release announcing Mr. Newman’s decision to resign from his position effective May 15, 2017 and Mr. Allen’s appointment as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
99.1    Press release, dated May 10, 2017.
99.2    Press release, dated May 10, 2017, containing Inseego Corp. preliminary financial results for the first quarter ended March 31, 2017.
99.3    Press release, dated May 10, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inseego Corp.

By:	/s/ Michael Newman
Michael Newman
Executive Vice President and Chief Financial Officer

Date: May 10, 2017